UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 24, 2025
SILICON LABORATORIES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 416-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SLAB	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 24, 2025, Silicon Laboratories Inc. (the “Company”) held its Annual Meeting of Stockholders. The matters voted upon at the meeting and the results of those votes were as follows:

Proposal 1 – Election of Class III directors to serve on the Board of Directors

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
William G. Bock	28,337,319	952,953	15,690	1,440,988
Christy Wyatt	29,148,330	148,034	9,598	1,440,988
Sherri Luther	27,657,299	1,620,612	28,051	1,440,988

Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending January 3, 2026

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
30,644,890	88,186	13,874	—

Proposal 3 — Approval, by non-binding vote, of the compensation of the Company's Named Executive Officers as disclosed in the Company's Proxy Statement

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
28,333,215	947,731	25,016	1,440,988

Proposal 4 — Approval of the amendment to the Fourth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as disclosed in the Company's Proxy Statement

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
27,322,286	1,973,371	10,305	1,440,988

Proposal 5 — Approval of the amendment to the Fourth Amended and Restated Certificate of Incorporation to implement miscellaneous changes as disclosed in the Company's Proxy Statement

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
29,273,666	10,296	22,000	1,440,988

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

April 25, 2025	/s/ Dean Butler
Date	Dean Butler
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)